Exhibit (a)(1)(xviii)

NOTICE OF CONDITIONAL WITHDRAWAL

(OPTIONS)

(NOTE: To understand the offer fully and for a more complete description of the terms and conditions of the offer, you should carefully read the entire Offer to Purchase, the related Letter of Transmittal, the Memo to Optionees, the Notice of Instructions (Options) and the e-mail to employees dated August 23, 2004. THIS FORM SHOULD BE USED ONLY BY HOLDERS OF VESTED STOCK OPTIONS WITH AN EXERCISE PRICE OF LESS THAN $18.75 PER SHARE WHO DESIRE TO CONDITIONALLY WITHDRAW ANY PREVIOUSLY TENDERED OPTIONS.)

THIS NOTICE OF CONDITIONAL WITHDRAWAL FORM MUST BE RECEIVED BY SMITH BARNEY, INC. AT THE ADDRESS OR FAX NUMBER BELOW BEFORE 5:00 PM, NEW YORK CITY TIME, ON AUGUST 26, 2004, UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THE DEADLINE FOR RECEIPT OF YOUR INSTRUCTION FORM WILL BE 5:00 PM, NEW YORK CITY TIME, ON THE SECOND BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER, AS EXTENDED. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

TO:	SMITH BARNEY, INC.
GALLAGHER GROUP
70 W. MADISON, SUITE 5100
CHICAGO, ILLINOIS 60602
FAX: 312-739-2834

NOTE: DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR INDIVIDUAL AT THE COMPANY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

NAME, ADDRESS AND (SOCIAL SECURITY NUMBER) OF

OPTION HOLDER

Name:
Address:

Social Security Number:

(PLEASE FILL IN)

I acknowledge receipt of the Offer to Purchase dated July 27, 2004 (the “Offer to Purchase”) and the related Letter of Transmittal, Memo to Optionees and e-mail to employees dated August 23, 2004 with respect to an offer by CCC Information Services Group Inc., a Delaware corporation (“CCC” or the “Company”), to purchase 11,200,000 shares of common stock, $0.10 par value per share, at a price of $18.75 per share (the “Offer Price”), net to the seller in cash, without interest. The number of shares that the Company is offering to purchase includes Option Shares (as defined herein) and excludes those shares used to pay the exercise price in “cashless” exercises as described in Section 3 of the Offer to Purchase. Unless otherwise noted, the term “shares” includes Option Shares and does not include those shares used to pay the exercise price in “cashless” exercises.

1. I hereby withdraw from the Offer any Option Shares I have conditionally tendered which have an exercise price greater than the closing price of the Company’s common stock as of the Expiration Date.

THIS NOTICE OF CONDITIONAL WITHDRAWAL (OPTIONS) FORM MUST BE RECEIVED BY SMITH BARNEY, INC. BEFORE 5:00 PM, NEW YORK CITY TIME, ON AUGUST 26, 2004, UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THE DEADLINE FOR RECEIPT OF YOUR INSTRUCTION FORM WILL BE 5:00 PM, NEW YORK CITY TIME, ON THE SECOND BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER, AS EXTENDED. YOU MUST SIGN AND COMPLETE THIS FORM FOR YOUR DIRECTION TO BE VALID.

GENERAL TERMS AND CONDITIONS OF THE OFFER APPLICABLE TO OPTION SHARE TENDERS:

NOTE: THE FOLLOWING TERMS AND CONDITIONS ARE IN ADDITION TO, AND SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY, THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL, THE MEMO TO OPTIONEES AND THE NOTICE OF INSTRUCTIONS (OPTIONS).

1. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to withdraw the Option Shares withdrawn hereby, if any, and understands and agrees with all of the terms of the Offer to Purchase.

2. The undersigned understands that withdrawals of Option Shares pursuant to this Notice of Conditional Withdrawal (Options) will constitute an agreement between the undersigned and the Company upon the terms and subject to the conditions of the offer.

3. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Subject to a subsequent re-tender of applicable Option Shares pursuant to the procedures tender procedures set forth in the Offer to Purchase, this withdrawal is irrevocable.

4. All questions as to the number of Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender or withdrawal of Option Shares will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all conditional exercises or withdrawals of options and tenders

2

of Option Shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender or withdrawal of any particular Option Shares, and the Company’s interpretation of the terms of the Offer to Purchase (including this Notice of Conditional Withdrawal (Options)) will be final and binding on all parties. No withdrawal of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with withdrawals must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Dealer Manager, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in withdrawals and none of them will incur any liability for failure to give any such notice. Neither will the Company be liable for any failure to waive any defect or irregularity in any withdrawal of Option Shares.

5. If this Notice of Conditional Withdrawal (Options) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted to Smith Barney, Inc.

6. Questions and requests for assistance or additional copies of the Offer to Purchase, the related Letter of Transmittal, the Memo to Optionees, the Notice of Instructions (Options) and this Notice of Conditional Withdrawal (Options) should be directed to Georgeson Shareholder Communications Inc. at (800) 255-4719.

SIGN HERE

SIGNATURE OF OPTION HOLDER

Name

            (PLEASE PRINT)

If signed by other than option holder, capacity (full title)

Address (if different from that shown on the cover page)

Daytime Telephone Number

Dated

(Must be signed by option holder exactly as name appears on option(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5.)